[ARTHUR ANDERSEN LLP]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our reports (and to all references to our firm) included in or made a part of this registration statement.

/s/ ARTHUR ANDERSEN LLP
Arthur Andersen LLP

Houston, Texas
December 20, 1996